Exhibit 99.1
NOG Provides Fourth Quarter Update

MINNEAPOLIS—(BUSINESS WIRE)—Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or the “Company”) today provided an update on a number of business matters including fourth quarter hedging results, an update on ground game transactions and a non-cash impairment charge.

BUSINESS UPDATE

Unrealized mark-to-market gains on derivatives for the fourth quarter were an estimated $84.0 – $88.0 million, driven by changes to the value of the Company's derivatives portfolio. Realized hedge gains were an estimated $70.0 – $72.0 million, driven by the Company’s natural gas, crude oil and basis hedges.

The Company continues to execute its policy of protecting its capital program by periodically entering into financial derivative instruments with counterparties to lock in future commodity prices on a portion of its expected production. NOG has added additional hedges since its third quarter report, including hedges to oil, natural gas and Waha, Midland-Cushing and M2 basis hedges. The Company currently has an average of over 45,000 barrels per day of oil hedged for the first half of 2026 and an average of over 40,000 barrels per day of oil hedged for full-year 2026, through a combination of swaps and collars. Additionally, NOG has an average of over 285 MMBtu per day of natural gas hedged for the first half of 2026 and an average of over 295 MMBtu per day of natural gas hedged for full-year 2026, through a combination of swaps and collars. An updated copy of the hedge tables can be found below.

The following table summarizes NOG’s open crude oil derivative contracts scheduled to settle after December 31, 2025.

Crude Oil Contracts (1)
	Swaps		Collars
Contract Period	Volume (Bbls)	Weighted Average Price ($/Bbl)	Volume Ceiling (Bbls)	Volume Floor (Bbls)	Weighted Average Ceiling Price ($/Bbl)	Weighted Average Floor Price ($/Bbl)
2026:
Q1	2,291,876	$68.34	3,121,226	2,446,789	$72.98	$62.94
Q2	2,158,456	66.00	2,336,907	1,654,977	71.17	63.22
Q3	1,908,567	67.78	2,132,587	1,443,163	71.49	62.94
Q4	1,724,567	67.87	2,132,587	1,443,163	71.49	62.94
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(1)Includes derivative contracts entered into through January 31, 2026. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table does not include basis swaps.

The following table summarizes NOG’s open natural gas commodity derivative contracts scheduled to settle after December 31, 2025.

Natural Gas Contracts (1)
	Swaps		Collars
Contract Period	Volume (MMBTU)	Weighted Average Price ($/MMBTU)	Volume Ceiling (MMBTU)	Volume Floor (MMBTU)	Weighted Average Ceiling Price ($/MMBTU)	Weighted Average Floor Price ($/MMBTU)
2026:
Q1	12,905,000	$4.08	13,093,249	13,093,249	$4.88	$3.42
Q2	12,420,000	3.97	13,844,706	13,844,706	4.93	3.42
Q3	13,340,000	4.02	13,844,706	13,844,706	4.89	3.45
Q4	14,570,000	4.14	13,809,642	13,809,642	5.06	3.47
2027:
Q1	9,795,000	$4.01	6,965,000	6,965,000	$4.79	$3.46
Q2	10,120,000	4.00	5,980,000	5,980,000	4.43	3.45
Q3	10,120,000	4.00	5,980,000	5,980,000	4.43	3.45
Q4	7,790,000	3.97	4,275,000	4,275,000	4.41	3.45
2028:
Q1	2,555,000	$3.83	900,000	900,000	$4.17	$3.50
Q2	1,840,000	3.83	920,000	920,000	4.17	3.50
Q3	1,840,000	3.83	920,000	920,000	4.17	3.50
Q4	1,530,000	3.85	920,000	920,000	4.07	3.50
2029:
Q1	—	$—	890,000	890,000	$3.88	$3.50
Q2	—	—	920,000	920,000	3.88	3.50
Q3	—	—	920,000	920,000	3.88	3.50
Q4	—	—	610,000	610,000	3.88	3.50
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(1)Includes derivative contracts entered into through January 31, 2026. This table does not include volumes subject to swaptions and call options, which are natural gas derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table does not include basis swaps.

The following table summarizes NOG’s open NGL commodity derivative swap contracts scheduled to settle after December 31, 2025.

NGL Contracts
	Swaps
Contract Period	Volume (BBL)	Weighted Average Price ($/BBL)
2026:
Q1	92,250	$36.00
Q2	106,925	33.32
Q3	96,600	33.03
Q4	80,500	33.32
2027:
Q1	65,250	$32.30
Q2	59,150	30.73
Q3	57,500	30.69
Q4	52,900	30.87
___________

(1)Includes derivative contracts entered into through January 31, 2026. This table does not include volumes subject to swaptions and call options, which are NGL derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table does not include basis swaps.

GROUND GAME UPDATE

NOG continued its successful ground game efforts in the fourth quarter with a record 33 ground game transactions, deploying approximately $77.0 million of acquisition and development capital across the Company’s four basins adding 1.2 net wells and over 6,000 net acres.
In 2025, the Company deployed approximately $173.5 million of acquisition and development capital across a record 84 ground game transactions, adding 12.8 net wells and over 12,000 acres. These activities will add over 65 net incremental locations across all of NOG’s active basins.

NON-CASH IMPAIRMENT

NOG accounts for its assets under the full-cost method under SEC guidelines, as opposed to the Successful Efforts method, which does not perform historical price-based asset tests. Driven by lower average oil prices on a year-over-year basis, the Company expects to take a non-cash impairment charge in the fourth quarter of 2025 of $260 – $270 million under the “ceiling test” of the full cost pool on its assets. This non-cash charge will have no impact on cash flows of the Company.

ABOUT NOG

NOG is a real asset company with a primary strategy of acquiring and investing in non-operated minority working and mineral interests in the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.noginc.com.

PRELIMINARY INFORMATION

The preliminary unaudited fourth quarter 2025 financial and operating information included in this press release is based on estimates and subject to completion of NOG’s financial closing procedures. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and NOG’s actual results may differ materially from these estimates because of final adjustments, the completion of NOG’s financial closing and audit procedures, and other developments after the date of this release.

SAFE HARBOR

This release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or referenced in this press release regarding NOG’s dividend plans and practices (including timing, amounts and relative performance), financial position, business strategy, plans and objectives for future operations, industry conditions, cash flow, and growth prospects are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in NOG’s capitalization, changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; NOG’s ability to acquire additional development opportunities; integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment or market dividend practices, legislation or regulatory requirements; conditions of the securities markets; NOG’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

CONTACT:

Evelyn Leon Infurna
Vice President of Investor Relations
(952) 476-9800
ir@noginc.com